MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

February 13, 2020

{Participant Name}

In accordance with the terms of the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan (the "Plan"), pursuant to action of the Compensation Committee of the Board of Directors of MDU Resources Group, Inc. (the "Committee"), MDU Resources Group, Inc. (the "Company") hereby grants to you (the "Participant") Performance Shares (the "Award"), subject to the terms and conditions set forth in this Award Agreement (including Annexes A and B hereto and all documents incorporated herein by reference), as set forth below:

Target Award:	{No. of Shares} Performance Shares (the "Target Award")
Performance Period:	January 1, 2020 through December 31, 2022 (the "Performance Period")
Date of Grant:	February 13, 2020
Dividend Equivalents:	Yes

THESE PERFORMANCE SHARES ARE SUBJECT TO FORFEITURE AS PROVIDED HEREIN. THIS AWARD AND AMOUNTS RECEIVED IN CONNECTION WITH THIS AWARD ARE ALSO SUBJECT TO FORFEITURE, RECAPTURE OR OTHER ACTION IN THE EVENT OF AN ACCOUNTING RESTATEMENT, AS PROVIDED IN THE PLAN.

Further terms and conditions of the Award are set forth in Annexes A and B hereto, which are integral parts of this Award Agreement.

You must accept this Award Notice by logging onto your account with Fidelity Investments and accepting this grant agreement. If you fail to do so, the award will be null and void. By accepting this Award, you agree to be bound by all of the provisions set forth in this Award Notice, the Agreement, and the Plan.

Attachments:
Annex A: Performance Share Award Agreement
Annex B

ANNEX A

TO

MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

It is understood and agreed that the Award of Performance Shares evidenced by the Award Agreement to which this is annexed is subject to the following additional terms and conditions.

1. Nature of Award. The Target Award represents the opportunity to receive shares of Company common stock, $1.00 par value ("Shares") and Dividend Equivalents on such Shares. The number of Shares that may be earned under this Award shall be determined pursuant to Section 4 hereof. The amount of Dividend Equivalents that may be earned under this Award shall be determined pursuant to Section 6 hereof. Except for Dividend Equivalents, which are paid in cash, Awards will be paid in Shares.

2.     Performance Measures. The following performance measures will be used to determine the Payout Percentage.

•	Fifty percent (50%) of the Award is based on the Company's total shareholder return ("TSR") relative to that of the Peer Group listed on Annex B (the "Percentile Rank") for the Performance Period.

•
Twenty-five percent (25%) of the Award is based on the Company’s compound annual growth rate in Earnings from continuing operations before Interest, Taxes, Depreciation, Depletion and Amortization (EBITDA) for the Performance Period.

•	Twenty-five percent (25%) of the Award is based on the Company’s compound annual growth rate in Earnings from continuing operations for the Performance Period.

(a) The achievement of the relative TSR performance measure will be determined in accordance with the following table:

Percentile Rank	Payout Percentage (% of Target Award)
[ ]th or [ ]	[ ]
[ ]th	[ ]
[ ]th	[ ]
less than [ ]th	[ ]

If the Company achieves a Percentile Rank between the [ ]th and [ ]th percentiles, the Payout Percentage shall be equal to [ ]%, plus [ ]% for each Percentile Rank whole percentage above the [ ]th percentile. If the Company achieves a Percentile Ranking between the [ ]th and [ ]th percentiles, the Payout Percentage shall be equal to [ ]%, plus [ ]% for each Percentile Rank whole percentage above the [ ]th percentile.

Annex A - 2

The Percentile Rank of a given company's TSR is defined as the percentage of the Peer Group companies' returns falling at or below the given company's TSR. The formula for calculating the Percentile Rank follows:

Percentile Rank = (n - r + 1)/n x 100

Where:

n =	total number of companies in the Peer Group, including the Company

r =	the numeric rank of the Company's TSR relative to the Peer Group, where the highest return in the group is ranked number 1

To illustrate, if the Company's TSR is the third highest in the Peer Group comprised of 20 companies, its Percentile Rank would be 90. The calculation is:
(20 - 3 + 1)/20 x 100 = 90.

The Percentile Rank shall be rounded to the nearest whole percentage.

If the common stock of a company in the Peer Group ceases to be traded during the Performance Period, the company will be deleted from the Peer Group. Percentile Rank will be calculated without regard to the return of the deleted company.

If the Company or a company in the Peer Group spins off a segment of its business, the shares of the spun-off entity will be treated as a cash dividend that is reinvested in the Company or the company in the Peer Group.

Total shareholder return is the percentage change in the value of an investment in the common stock of a company from the initial investment made on the last trading day in the calendar year preceding the beginning of the performance period through the last trading day in the final year of the performance period. It is assumed that dividends are reinvested in additional shares of common stock at the frequency paid.

(b)The achievement of the EBITDA growth performance measure will be determined in accordance with the following table:

EBITDA Compound Annual Growth Rate	Payout Percentage (% of Target Award)
Less than [ ]%	[ ]%
[ ]%	[ ]%
[ ]%	[ ]%
[ ]%	[ ]%
Payout percentages for results achieved between the stated performance levels will be determined by linear interpolation.

Annex A - 3

For purposes of calculating EBITDA, Earnings will be Income from continuing operations at the beginning and end of the performance period. Interest, taxes and depreciation, depletion, and amortization expenses used in the calculation of EBITDA will also be from continuing operations at the beginning and end of the performance period. Earnings used to determine EBITDA will be adjusted, as such adjustments are approved by the Compensation Committee, to remove:

•	[ ]

•	[ ]

•	[ ]

For calculation of the 2020-2022 performance period, the beginning performance period EBITDA from continuing operations used in the denominator (base year) will be the 2019 EBITDA of $[ ] million. The Compensation Committee reserves the right to equitably adjust the target EBITDA annual growth rate and the beginning and end of period EBITDA to reflect the effect of business segment changes during the performance period and prevent dilution or enlargement of rights.

The EBITDA compound annual growth rate (EBITDA CAGR) for the performance period will be determined by the following formula:

EBITDA CAGR   =   ( EV / BV)1 / n – 1
Where:
EV = EBITDA at the end of the performance period (12/31/2022)
BV = EBITDA at the beginning of the performance period (12/31/2019)
N = number of years in the performance period (i.e 3)

To illustrate, if the Company’s EBITDA at the end of 2019 was $600 million and the Company’s EBITDA at the end of 2022 was $700 million, the compound annual growth rate at the end of the 3 year period would be 5.3%. The calculation is:

5.3%   =   ( 700 / 600)1 / 3 – 1

(c)The achievement of the Earnings growth performance measure will be determined in accordance with the following table:

Earnings Compound Annual Growth Rate	Payout Percentage (% of Target Award)
Less than [ ]%	[ ]%
[ ]%	[ ]%
[ ]%	[ ]%
[ ]%	[ ]%

Payout percentages for results achieved between the stated performance levels will be determined by linear interpolation.

Annex A - 4

For purposes of calculating Earnings growth, Earnings will be Income from continuing operations at the beginning and end of the performance period. Earnings will be adjusted, as such adjustments are approved by the Compensation Committee, to remove:

•	[ ]

•	[ ]

•	[ ]

•	[ ]

For calculation of the 2020-2022 performance period, the beginning performance period Earnings used in the denominator (base year) will be the 2019 earnings from continuing operations of $[ ] million. The Compensation Committee reserves the right to equitably adjust the target Earnings compound annual growth rate and the beginning and end of period Earnings to reflect the effect of business segment changes during the performance period and prevent dilution or enlargement of rights.

The Earnings compound annual growth rate (Earnings CAGR) for the performance period will be determined by the following formula:

Earnings CAGR   =   ( EV / BV)1 / n – 1
Where:
EV = Earnings at the end of the performance period (12/31/2022)
BV = Earnings at the beginning of the performance period (12/31/2019)
N = number of years in the performance period (i.e 3)

To illustrate, if the Company’s Earnings at the end of 2019 was $250 million and the Company’s Earnings at the end of 2022 was $300 million, the compound annual growth rate at the end of the 3 year period would be 6.3%. The calculation is:

6.3%   =   ( 300 / 250)1 / 3 – 1

3.    Total Percentage Payout. The Total Percentage Payout is the sum of the payout percentages for each of the performance measures multiplied by the weighting percentage for such performance measure.

i.e.
Total Percentage Payout = (50% x retative TSR payout) + (25% x EBITDA growth payout) +
(25% x Earnings growth payout)

4.     Determination of Number of Shares Earned. The number of Shares earned, if any, for the Performance Period shall be determined in accordance with the following formula:

# of Shares = Total Payout Percentage x Target Award

All Performance Shares that are not earned for the Performance Period shall be forfeited

5. Issuance of Shares and Mandatory Holding Period. Subject to any restrictions on distributions of Shares under the Plan, and subject to Section 6 of this Annex A, the Shares earned under the Award, if any, shall be issued to the Participant as soon as practicable (but no later than

Annex A - 5

the next March 10) following the close of the Performance Period. The Participant shall retain 50% of the net after-tax Shares that are earned under this Award until the earlier of (i) the end of the two-year period commencing on the date any Shares earned under this Award are issued and (ii) the Participant’s termination of employment. Executives are required to own Shares at designated multiples of their base salary. If a Participant has not achieved an applicable stock ownership requirement, the Company may require the Participant to hold Shares received under this award until the requirement is met.
6. Dividend Equivalents. Dividend Equivalents shall be earned with respect to any Shares issued to the Participant pursuant to this Award. The amount of Dividend Equivalents earned shall be equal to the total dividends declared on a Share for stockholders of record between the Date of Grant of this Award and the last day of the Performance Period, multiplied by the number of Shares issued to the Participant pursuant to the Award Agreement. Any Dividend Equivalents earned shall be paid in cash to the Participant when the Shares to which they relate are issued or as soon as practicable thereafter, but no later than the next March 10 following the close of the Performance Period. If the Award is forfeited or if no Shares are issued, no Dividend Equivalents shall be paid.

7. Termination of Employment.
(a) If the Participant's employment with the Company is terminated during the Performance Period (i) for "Cause" (as defined below) at any time or (ii) for any reason other than "Cause" before the Participant, as of the effective date of termination, has reached age 55 and completed 10 "Years of Service" (as defined below), all Performance Shares (and related Dividend Equivalents) shall be forfeited.

(b) If the Participant's employment with the Company is terminated for any reason other than "Cause" after the Participant, as of the effective date of termination, has reached age 55 and completed 10 "Years of Service" (i) during the first year of the Performance Period, all Performance Shares (and related Dividend Equivalents) shall be forfeited; (ii) during the second year of the Performance Period, determination of the Company's Payout Percentage for the Performance Period will be made by the Committee at the end of the Performance Period, and Shares (and related Dividend Equivalents) earned, if any, will be paid based on the Payout Percentage, prorated for the number of full months elapsed from and including the month in which the Performance Period began to and including the month in which the termination of employment occurs; and (iii) during the third year of the Performance Period, determination of the Company's Payout Percentage for the Performance Period will be made by the Committee at the end of the Performance Period, and Shares (and related Dividend Equivalents) earned, if any, will be paid based on the Payout Percentage without prorating.

(c) For purposes of the Award Agreement, the term "Cause" shall mean the Participant's fraud or dishonesty that has resulted or is likely to result in material economic damage to the Company or a Subsidiary, or the Participant's willful nonfeasance if such nonfeasance is not cured within ten days of written notice from the Company or a Subsidiary, as determined in good faith by a vote of at least two-thirds of the non-employee directors of the Company at a meeting of the Board at which the Participant is provided an opportunity to be heard. For purposes of the Award Agreement, the term "Years of Service" shall mean the years a Participant is employed by the Company and/or a Subsidiary.

Annex A - 6

8. Tax Withholding. Pursuant to Article 14 of the Plan, the Committee has the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy any federal, state and local taxes (including the Participant's FICA obligations) required by law to be withheld with respect to the Award and Dividend Equivalents. The Committee may condition the delivery of Shares upon the Participant's satisfaction of such withholding obligations. The withholding requirement for Shares will be satisfied by the Company withholding Shares having a Fair Market Value equal to federal income tax withholding obligations using an IRS accepted methodology plus additional amounts for state and local tax purposes, as applicable, including payroll taxes, that are applicable to such supplemental taxable income but with rates not to exceed the maximum effective statutory rates, unless the Participant elects, in a manner satisfactory to the Committee, to remit an amount to satisfy the withholding requirement subject to such resrictions or limitations that the Committee, in its sole discretion, deems appropriate. Such election must be made before, and is irrevocable after, December 15 of the last year of the Performane Period, and cannot be made or revoked while the Participant possesses information that will be material nonpublic information at the time the Shares are issued such that the Participant would be prohibited from trading on the Company’s stock under its Insider Trading Policy.

9. Ratification of Actions. By accepting the Award or other benefit under the Plan, the Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated the Participant's acceptance and ratification of, and consent to, any action taken under the Plan or the Award by the Company, its Board of Directors, or the Committee.

10. Notices. Any notice hereunder to the Company shall be addressed to its office, 1200 West Century Avenue, P.O. Box 5650, Bismarck, North Dakota 58506; Attention: Corporate Secretary, and any notice hereunder to the Participant shall be addressed to him or her at the address specified on the Award Agreement, subject to the right of either party to designate at any time hereafter in writing some other address.

11. Definitions. Capitalized terms not otherwise defined herein or in the Award Agreement shall have the meanings given them in the Plan.

12. Governing Law and Severability. To the extent not preempted by federal law, the Award Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law provisions. In the event any provision of the Award Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Award Agreement, and the Award Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

13. No Rights to Continued Employment. The Award Agreement is not a contract of employment. Nothing in the Plan or in the Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate the Participant's employment at any time, for any reason or no reason, or confer upon the Participant the right to continue in the employ of the Company or a Subsidiary.

Annex A - 7

ANNEX B

TO

MDU RESOURCES GROUP, INC.
LONG-TERM PERFORMANCE-BASED INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

PEER GROUP COMPANIES

Alliant Energy Corporation
Ameren Corporation
Atmos Energy Corporation
Black Hills Corporation
CMS Energy Corporation
Dycom Industries Inc.
EMCOR Group, Inc.
Evergy, Inc.
Granite Construction Incorporated
Jacobs Engineering Group, Inc.
KBR, Inc.
Martin Marietta Materials, Inc.
MasTec, Inc.
NiSource Inc.
Pinnacle West Capital Corporation
Portland General Electric Company
Quanta Services, Inc.
Southwest Gas Holdings, Inc.
Summit Materials Inc.
Vulcan Materials Company
WEC Energy Group, Inc.